UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Rocky Mountain Chocolate Factory, Inc. issued the following press release on September 30, 2021:

Rocky Mountain Chocolate Factory Notifies Stockholders of Immaculate Confection’s Concerns Regarding AB Value’s Misleading Public Comments

RMCF Received Letter From Immaculate Confection Reiterating Support for Strengthening Partnership with Current RMCF Leadership and Concern About AB Value’s False Public Statements

Urges Stockholders to Vote "FOR" ALL of the Company's Nominees TODAY on the WHITE Proxy Card

DURANGO, CO / September 30, 2021 / Rocky Mountain Chocolate Factory, Inc. (NASDAQ: RMCF) (the "Company" or “RMCF”), one of North America's largest retailers, franchisers and manufacturers of premium, handcrafted chocolates and confections, today notified stockholders that the Company has received a letter from Immaculate Confection, operator of RMCF’s Canadian master franchise network, expressing significant concerns about the misleading information and false statements AB Value Management LLC (“AB Value”) continues to disseminate publicly.

In the letter, Brian Kerzner, President of Immaculate Confection, reiterated RMCF’s public statements that the organizations are working productively together to explore potential opportunities to strengthen their relationship. Mr. Kerzner stated his serious concerns with AB Value’s public conduct and expressed his belief that AB Value’s control of RMCF’s Board would likely challenge the ability of the two organizations to collaborate in the future toward growing their business together.

RMCF reminds all stockholders to vote on the WHITE proxy card today FOR ALL of RMCF’s director nominees ahead of the Company’s 2021 Annual Meeting of Stockholders (the "Annual Meeting"), to be held October 6, 2021.

A copy of the letter Mr. Kerzner sent to RMCF’s Board of Directors is copied below:

*****

September 29, 2021

Dear RMCF:

I am writing further to my extensive discussions with management of RMCF and in particular, I am writing to respond to certain statements made in a public filing made by the group of shareholders who are seeking to elect their own slate of directors (the “AB Group”) on September 17, a group that includes one of your current directors. On a page marked as though it was slide 65, there is reference to the AB Group’s intention to “Resolve Canadian Franchisee”. From my perspective, there is nothing to resolve. We settled our litigation on August 4. Is the AB Group not aware of the resolution we have reached?

Our settlement provides that we will spend some time in the coming weeks and months determining if there is a way we can work together going forward. If we cannot, then I am free to go my own way, if not with your blessing, at least without any further interference from you - and vice versa. On the slide marked 61, there is discussion of the AB Group’s intention to reach a mutually beneficial agreement with me as the Canadian franchisee. I do not understand this, since I have been in extensive constructive discussions with Bryan Merryman, Frank Crail and Jeff Geygan since we settled on August 4 and thought that I was doing so with the knowledge and support of the Board of Directors of RMCF. In my mind, we have already fleshed out many of the details of what that going forward arrangement would look like. I will go further and say that I thought we had a deal. Again, is the AB Group not aware of our discussions? Or are they simply unsupportive? The fact that they have put out a report stating their intentions with respect to me and my operations that is completely inconsistent with reality is unhelpful.

I realize that you are in the middle of a contest over control of the Board, and as such you are unwilling to work on our deal until after your AGM, but it is misleading to say that the work of resolving the Canadian issue or the negotiation of an arrangement with Canada has yet to be done. I have no intention of negotiating anything different than the terms that have already been discussed. Furthermore, the terms that have been discussed assume I will be dealing with the people I have been dealing with to date - it would be a mistake to assume that I will happily pivot to work with a completely different group of people after your AGM.

Let me be clear: I trust and respect the people I have been talking to over the past six weeks. I say this despite the fact that they sued me in order to force a renegotiation of our deal. My relationship with Bryan goes back 20 years and with Frank longer. I understand what they are trying to do, and I believe that they understand what I have been trying to do. I also think that they realize that RMCF will be in much better shape if we can stop working against each other and take the best ideas of both country’s operations and make a bigger, stronger company. Make no mistake, this is an idea we have considered off and on for as long as I have been a franchisee of RMCF. I have appreciated what Jeff Geygan has brought to the dynamic of our relationship and I think he helped us both see how much better we could be if we worked together.

On the other hand, I have not had any discussions with the AB Group. If they are successful and a majority of the Board is replaced with the nominees from their group, will they honour the settlement agreement and the plans for the future that we have been discussing? If not, I am prepared to invoke the terms of our settlement and take Canada in its own direction. I have a robust business model and am willing to go it alone if RMCF does not want to bring North American operations under one business. Similarly, if the appointment of a new board causes a complete disruption to the management team of RMCF, then I expect I would rather go my own way than join my business with a dysfunctional RMCF.

I am writing to set these things out because I want to be transparent with you. I think it goes without saying, but I want to make sure you realize - the plans that we have been jointly making for the future of our two organizations are deeply personal and based on the trust and respect I have for the people involved. They are not transferable unless I am as impressed with whoever I wind up dealing with next as I have been with current management. I have seen nothing to date to give me confidence that will be the case.

Sincerely,

Brian Kerzner

President, Immaculate Confection

*****

RMCF strongly urges stockholders to discard any blue proxy cards you may receive and vote on the WHITE proxy card today FOR ALL six of the highly-qualified and very experienced nominees. If you have already returned a blue proxy card, you can change your vote simply by voting by telephone, via the Internet or by signing, dating and returning a WHITE proxy card today.

RMCF’s proxy statement and other important information related to the Annual Meeting can be found on the SEC's website at www.sec.gov and on the Company's website at rmcf.com/SEC-Filings.

Your vote is important, no matter how many shares you own.

If you have any questions about how to vote your shares, or need additional assistance, please contact the firm assisting us in the solicitation of proxies:

Georgeson LLC
1290 Avenue of the Americas, 9th Floor
New York, New York 10104
(888) 658-5755 (Toll Free)

Please refer to the enclosed WHITE proxy card for information on how to vote by telephone or by Internet, or simply complete, sign and date the WHITE proxy card and return it TODAY in the postage-paid envelope provided.

About Rocky Mountain Chocolate Factory, Inc.

Rocky Mountain Chocolate Factory, Inc., headquartered in Durango, Colorado, is an international franchiser of gourmet chocolate, confection and self-serve frozen yogurt stores and a manufacturer of an extensive line of premium chocolates and other confectionery products. The Company, its subsidiaries and its franchisees and licensees operate more than 300 Rocky Mountain Chocolate Factory and self-serve frozen yogurt stores across the United States, South Korea, Qatar, the Republic of Panama, and The Republic of the Philippines. The Company's common stock is listed on the Nasdaq Global Market under the symbol "RMCF."

Important Additional Information and Where to Find It

This communication relates to the Annual Meeting. In connection with the Annual Meeting, Rocky Mountain Chocolate Factory, Inc. (the “Company” or “RMCF”) filed a definitive proxy statement on Schedule 14A, an accompanying WHITE proxy card and other relevant documents with the Securities and Exchange Commission (the "SEC") on September 9, 2021 in connection with the solicitation of proxies from stockholders for the Annual Meeting. The definitive proxy statement and a form of WHITE proxy were first mailed or otherwise furnished to the stockholders of the Company on September 9, 2021 as supplemented on September 20, 2021. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY'S DEFINITIVE PROXY STATEMENT IN ITS ENTIRETY AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE ANNUAL MEETING OR INCORPORATED BY REFERENCE IN THE DEFINITIVE PROXY STATEMENT, IF ANY, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. This communication is not a substitute for the definitive proxy statement or any other document that may be filed by the Company with the SEC. Investors and stockholders may obtain a copy of the documents free of charge at the SEC's website at www.sec.gov, and in the "SEC Filings" section of the of the Company's Investor Relations website at www.rmcf.com/Investor-Relations.aspx or by contacting the Company's Investor Relations department at (970) 375-5678, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. In addition, the documents (when available) may be obtained free of charge by directing a request by mail or telephone to: Rocky Mountain Chocolate Factory, Inc., 265 Turner Drive, Durango, Colorado 81303, Attn: Secretary, (970) 259-0554.

Certain Information Regarding Participants to the Solicitation

The Company, its directors and certain of its directors, director nominees, executive officers and members of management and employees of the Company and agents retained by the Company are participants in the solicitation of proxies from stockholders in connection with matters to be considered at the Annual Meeting. Information regarding the Company's directors, director nominees and executive officers, and their beneficial ownership of the Company's common stock is set forth in the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 2021, filed with the SEC on June 1, 2021, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on June 28, 2021, and in the definitive proxy statement. Changes to the direct or indirect interests of the Company's directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3, Statements of Change in Ownership on Form 4 and Annual Statements of Changes in Beneficial Ownership on Form 5. These documents are available free of charge as described above.

Forward-Looking Statements

This press release includes statements of the Company's expectations, intentions, plans and beliefs that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to come within the safe harbor protection provided by those sections. These forward-looking statements involve various risks and uncertainties. The nature of the Company's operations and the environment in which it operates subjects it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. The statements, other than statements of historical fact, included in this press release are forward-looking statements. Many of the forward-looking statements contained in this press release may be identified by the use of forward-looking words such as "will," "intend," "believe," "expect," "anticipate," "should," "plan," "estimate," "potential," or similar expressions. Factors which could cause results to differ include, but are not limited to: the impact of the COVID-19 pandemic and global economic conditions on the Company's business, including, among other things, online sales, factory sales, retail sales and royalty and marketing fees, the Company's liquidity, the Company's cost cutting and capital preservation measures, achievement of the anticipated potential benefits of the strategic alliance with Edible Arrangements®, LLC and its affiliates ("Edible"), the ability to provide products to Edible under the strategic alliance, Edible's ability to increase the Company's online sales, changes in the confectionery business environment, seasonality, consumer interest in the Company's products, general economic conditions, the success of the Company's frozen yogurt business, receptiveness of the Company's products internationally, consumer and retail trends, costs and availability of raw materials, competition, the success of the Company's co-branding strategy, the success of international expansion efforts and the effect of government regulations. Government regulations which the Company and its franchisees and licensees either are, or may be, subject to and which could cause results to differ from forward-looking statements include, but are not limited to: local, state and federal laws regarding health, sanitation, safety, building and fire codes, franchising, licensing, employment, manufacturing, packaging and distribution of food products and motor carriers. For a detailed discussion of the risks and uncertainties that may cause the Company's actual results to differ from the forward-looking statements contained herein, please see the "Risk Factors" contained in Item 1A. of the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 2021, as amended. Additional factors that might cause such differences include, but are not limited to: the length and severity of the current COVID-19 pandemic and its effect on among other things, factory sales, retail sales, royalty and marketing fees and operations, the effect of any governmental action or mandated employer-paid benefits in response to the COVID-19 pandemic, and the Company's ability to manage costs and reduce expenditures and the availability of additional financing if and when required. These forward-looking statements apply only as of the date hereof. As such they should not be unduly relied upon for more current circumstances. Except as required by law, the Company undertakes no obligation to release publicly any revisions to these forward-looking statements that might reflect events or circumstances occurring after the date of this press release or those that might reflect the occurrence of unanticipated events.

Media Contacts:

Dan Scorpio / Jake Yanulis

Abernathy MacGregor

amg-rmcf@abmac.com

(212) 371-5999

Investor Contact:

William P. Fiske

Georgeson LLC

(212) 440-9128